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                                                                    EXHIBIT 12.1
                   STATEMENT REGARDING COMPUTATION OF RATIOS
DEFICIENCY OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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                        Nine Months Ended
                          September 30,                                    Year Ended December 31,
                              2003              2002              2001              2000             1999               1998
                              ----              ----              ----              ----             ----               ----
                                                                       (in thousands)
Loss from Operations      $   (49,746)      $  (134,644)      $  (256,688)      $(1,834,521)      $  (124,002)      $   (11,836)
Fixed Charges                 (12,485)          (29,250)          (14,990)          (16,155)             (752)             (388)
Deficiency                $   (62,231)      $  (163,894)      $  (271,678)      $(1,850,676)      $  (124,754)      $   (12,224)
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